2017-08-02

Corporations Canada
C. D. Howe Building
235 Queen Street
Ottawa, Ontario K1A 0H5

Corporations Canada
Édifice C.D. Howe
235, rue Queen
Ottawa (Ontario) K1A 0H5

Corporation Information Sheet

Canada Business Corporations Act (CBCA)

Fiche de renseignements concernant la société

Loi canadienne sur les sociétés par actions (LCSA)

Scythian Biosciences Inc.

Corporation Number	1034803-1	Numéro de société
Corporation Key Required for changes of address or directors online	63736799	Clé de société Requise pour mettre à jour en ligne l'adresse du siège social ou l'information concernant les administrateurs
Anniversary Date Required to file annual return	08-01 (mm-dd/mm-jj)	Date anniversaire Requise pour le dépôt du rapport annuel
Annual Return Filing Period Starting in 2018	08-01 to/au 09-30 (mm-dd/mm-jj)	Période pour déposer le rapport annuel Débutant en 2018

Reporting Obligations

A corporation can be dissolved if it defaults in filing a document required by the CBCA. To understand the corporation's reporting obligations, consult Keeping Your Corporation in Good Standing (enclosed or available on our website).

Corporate Name

Where a name has been approved, be aware that the corporation assumes full responsibility for any risk of confusion with existing business names and trademarks (including those set out in the Nuans search report). The corporation may be required to change its name in the event that representations are made to Corporations Canada and it is established that confusion is likely to occur. Also note that any name granted is subject to the laws of the jurisdiction where the corporation carries on business. For additional information, consult **Protecting Your Corporate Name** (enclosed or available on our website).

Obligations de déclaration

Une société peut être dissoute si elle omet de déposer un document requis par la LCSA. Pour connaître les obligations de déclaration de la société veuillez consulter Maintenir votre société en conformité, ci-jointe ou disponible dans notre site Web.

Dénomination sociale

En dépit du fait que Corporations Canada ait approuvé la dénomination sociale, il faut savoir que la société assume toute responsabilité de risque de confusion avec toutes dénominations commerciales, marques de commerce existantes (y compris celles qui sont citées dans le rapport de recherche Nuans). La société devra peut-être changer sa dénomination advenant le cas où des représentations soient faites auprès de Corporations Canada établissant qu'il existe une probabilité de confusion. Il faut aussi noter que toute dénomination octroyée est assujettie aux lois de l'autorité législative où la société mène ses activités. Pour obtenir de l'information supplémentaire, veuillez consulter le document **Protection de la dénomination sociale** ci-joint ou disponible dans notre site Web.

Certificate of Amalgamation

Canada Business Corporations Act

Certificat de fusion

Loi canadienne sur les sociétés par actions

Scythian Biosciences Inc.

Corporate name / Dénomination sociale

1034803-1

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation resulted from an amalgamation, under section 185 of the *Canada Business Corporations Act*, of the corporations set out in the attached articles of amalgamation.

JE CERTIFIE que la société susmentionnée est issue d'une fusion, en vertu de l'article 185 de la *Loi canadienne sur les sociétés par actions*, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

Virginie Ethier

Virginie Ethier

Director / Directeur

2017-08-01

Date of Amalgamation (YYYY-MM-DD)
Date de fusion (AAAA-MM-JJ)

Innovation, Science and Economic Development Canada — Corporations Canada
Innovation, Sciences et Développement économique Canada — Corporations Canada

Canada Business Corporations Act (CBCA)
FORM 9
ARTICLES OF AMALGAMATION
(Section 185)

1 - Corporate name of the amalgamated corporation

Scythian Biosciences Inc.

2 - The province or territory in Canada where the registered office is situated (do not indicate the full address)

Ontario

3 - The classes and any maximum number of shares that the corporation is authorized to issue

The Corporation is authorized to issue an unlimited number of Common Shares.

4 - Restrictions, if any, on share transfers

See Schedule "A" attached.

5 - Minimum and maximum number of directors (for a fixed number of directors, indicate the same number in both boxes)

Minimum number 1 **Maximum number** 10

6 - Restrictions, if any, on the business the corporation may carry on

None.

7 - Other provisions, if any

See Schedule "B" attached.

8 - The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:

✓	**183 - Long form:** approved by special resolution of shareholders	○	**184(1) - Vertical short-form:** approved by resolution of directors	○	**184(2) - Horizontal short-form:** approved by resolution of directors

9 - Declaration

I hereby certify that I am a director or an authorized officer of the following corporation:

Name of the amalgamating corporations	Corporation number	Signature
10188760 Canada Inc.	1018876-0	Lisa McCormack, Director
Scythian Biosciences Inc.	894853-4	Jonathan Gilbert, CEO
	-	
	-	

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

Canadä

Canada Business Corporations Act (CBCA)
FORM 9
ARTICLES OF AMALGAMATION
(Section 185)

1 - Corporate name of the amalgamated corporation

Scythian Biosciences Inc.

2 - The province or territory in Canada where the registered office is situated (do not indicate the full address)

Ontario

3 - The classes and any maximum number of shares that the corporation is authorized to issue

The Corporation is authorized to issue an unlimited number of Common Shares.

4 - Restrictions, if any, on share transfers

See Schedule "A" attached.

5 - Minimum and maximum number of directors (for a fixed number of directors, indicate the same number in both boxes)

Minimum number 1 **Maximum number** 10

6 - Restrictions, if any, on the business the corporation may carry on

None.

7 - Other provisions, if any

See Schedule "B" attached.

8 - The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:

✓	**183 - Long form:** approved by special resolution of shareholders	○	**184(1) - Vertical short-form:** approved by resolution of directors	○	**184(2) - Horizontal short-form:** approved by resolution of directors

9 - Declaration

I hereby certify that I am a director or an authorized officer of the following corporation:

Name of the amalgamating corporations	Corporation number	Signature
10188760 Canada Inc.	1018876-0	Lisa McCormack, Director
Scythian Biosciences Inc.	894853-4	Jonathan Gilbert, CEO
	-	
	-	

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

Canada

Schedule A

1. Restrictions, if any, on share transfers

No shares of the Corporation may be transferred without either:

(a) the consent of the directors of the Corporation expressed by a resolution passed at a meeting of those directors, or a resolution in writing signed by all of them; or

(b) the consent of the shareholders of the Corporation, expressed by a resolution passed at a meeting of those shareholders, or a resolution in writing signed by all of those shareholders entitled to vote on that resolution.

Schedule B

1. Other Provisions if any.

(a) No securities, other than non-convertible debt securities, of the Corporation may be transferred without either:

> (i) the consent of the directors of the Corporation expressed by a resolution passed at a meeting of those directors, or a resolution in writing signed by all of them; or
>
> (ii) the consent of the shareholders of the Corporation, expressed by a resolution passed at a meeting of those shareholders, or a resolution in writing signed by all of those shareholders entitled to vote on that resolution.

(b) Meetings of shareholders may be held at such place:

> (i) in Canada or as the directors determine; or
>
> (ii) within or outside Canada as all the shareholders entitled to vote at that meeting so agree.

(c) Authorization to Appoint Additional Directors

The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

Form 2 / Formulaire 2

Initial Registered Office Address and First Board of Directors

Siège social initial et premier conseil d'administration

Canada Business Corporations Act (CBCA) (s. 19 and 106)

Loi canadienne sur les sociétés par actions (LCSA) (art. 19 et 106)

1 Corporate name
Dénomination sociale

Scythian Biosciences Inc.

2 Address of registered office
Adresse du siège social

100 King Street West, Suite 1600
1 First Canadian Place
Toronto ON M5X 1G5

3 Additional address
Autre adresse

4 Members of the board of directors
Membres du conseil d'administration

See attached schedule / Voir l'annexe ci-jointe

5 Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.
Déclaration : J'atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire.

Original signed by / Original signé par
Jonathan Gilbert

Jonathan Gilbert
1-212-729-9208

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Schedule / Annexe

Members of the board of directors / Membres du conseil d'administration

		Resident Canadian Résident Canadien
Jonathan Gilbert	36 Sycamore Lane, Roslyn Heights NY 11577, United States	No / Non
Roger Rai	B-438 Woburn Avenue, Toronto ON M5M 1L7, Canada	Yes / Oui
Peter Benz	1325 Howard Avenue, Suite 217, Burlinghame CA 94010, United States	No / Non
Michael Petter	775 E. Blithedale Avenue, Suite 322, Mill Valley CA 94941, United States	No / Non
Gary Leong	PO Box 20009, 269 Erie Street South, Leamington ON N8H 3C4, Canada	Yes / Oui